UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0588680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)

(713) 499-6200 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of  the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 9, 2007, U.S. Concrete entered into an amendment to its Amended and Restated Credit Agreement dated June 30, 2006, as previously amended effective March 2, 2007, which provides U.S. Concrete with a revolving credit facility. The principal terms amended were:

•
the definition of “Capital Expenditures” was amended to exclude amounts expended between October 31, 2007 and December 31, 2009, for the design, purchase, installation and implementation of software for financial and business reporting, retrieval and analysis (and related computer and peripheral equipment) in an aggregate amount not to exceed $12 million; and

•	the aggregate consideration that may be received during any fiscal year upon the sale of assets was increased from $5 million to $25 million.

Otherwise, the principal terms of the credit agreement were not amended.

The terms of the amendment to U.S. Concrete’s Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 4.1 to this report, are hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please read Item 1.01 for a discussion of U.S. Concrete’s entering into an amendment to its Amended and Restated Credit Agreement, which discussion is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit
4.1
Amendment No. 2 to Amended and Restated Credit Agreement, effective as of November 9, 2007, among U.S. Concrete, Inc., Citicorp North America Inc., Bank of America, N.A., JPMorgan Chase Bank and the Lenders and Issuers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: November 15, 2007	By:	/s/ Robert D. Hardy
Robert D. Hardy
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
4.1
Amendment No. 2 to Amended and Restated Credit Agreement, effective as of November 9, 2007, among U.S. Concrete, Inc., Citicorp North America Inc., Bank of America, N.A., JPMorgan Chase Bank and the Lenders and Issuers named therein.